UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):March 20, 2008
NACCO INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and
Item 7.01 Regulation FD Disclosure.
     On March 20, 2008, NACCO Industries, Inc. (the “Company”) commenced mailing its Annual Report to Stockholders for the year ended December 31, 2007. The letters to the Company’s stockholders from the Chief Executive Officer of the Company and the Chief Executive Officers of the Company’s subsidiaries, as well as certain other information contained in the Annual Report to Stockholders for the year ended December 31, 2007, is attached as Exhibit 99 to this Current Report on Form 8-K.
     This Current Report on Form 8-K and the information attached hereto are being furnished by the Company pursuant to Items 2.02 and 7.01 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations.
     In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     As described in Items 2.02 and 7.01 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.
     (d) Exhibits
99	Portions of the NACCO Industries, Inc. Annual Report to Stockholders for the year ended December 31, 2007, first mailed to stockholders on March 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Kenneth C. Schilling
	Name:	Kenneth C. Schilling
	Title:	Vice President and Controller

Date: March 20, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99	Portions of the NACCO Industries, Inc. Annual Report to Stockholders for the year ended December 31, 2007, first mailed to stockholders on March 20, 2008.